UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Athlon Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	85-3331021
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Causeway Media Partners 44 Brattle St. Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable warrant, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-251605

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, shares of Class A common stock, par value $0.0001 per share, and redeemable warrants to purchase shares of Class A common stock of Athlon Acquisition Corp., a Delaware corporation (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-251605), originally filed with the U.S. Securities and Exchange Commission on December 22, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 8, 2021

Athlon Acquisition Corp.

By:	/s/ David Poltack
David Poltack
Chief Financial Officer Principal Financial Officer